Ex-99.B11

                  INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 2-87490 of our report dated January 31, 1998, relating to PC&J Performance Fund, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche, LLP

Dayton, Ohio
March 11, 1998